Exhibit 10.17

AMENDMENT AND THIRD EXTENSION OF NOTE PURCHASE AGREEMENT

THIS AMENDMENT AND THIRD EXTENSION OF NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of June 30, 2024, (the “Execution Date”), is entered into by and between NEXIEN BIOPHARMA, INC., a Delaware corporation (the “Company”), and Richard Greenberg (the “Buyer”).

WHEREAS, the Company and the Buyer entered into a Note Purchase Agreement dated November 24, 2020 (the “Original Agreement”), and Buyer purchased from the Company, pursuant to the terms of the Original Agreement a (i) convertible promissory note of the Company in the principal amount of $40,000 (the “Note”), convertible into shares (the “Conversion Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) pursuant to the terms of the Note; and (ii) warrants to acquire 3,188,859 shares (the “Warrant”); and

WHEREAS, the maturity date of the Note was November 24, 2023 (the “Original Maturity Date”); and

WHEREAS, the Company and Buyer entered into an extension agreement extending the original maturity date to February 29, 2024 (the “First Extension Maturity Date”);

WHEREAS, the Company and Buyer entered into an extension agreement extending the First Extension Maturity Date June 30, 2024 (the “Second Extension Maturity Date”);

and

WHEREAS, the Company and Buyer wish to extend the Second Extension Maturity Date of the Note on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	THIRD EXTENSION OF NOTE.

(a)	Third Extension of Original Maturity Date. The Original Maturity Date shall be December 31, 2024 (the “Third Extended Maturity Date”).
(b)	Interest During Third Extension Period. From November 25, 2023 to December 31, 2024, or such later date if the Third Extended Maturity Date is extended, interest shall accrue on the Note at the rate of eighteen percent (18%) per annum.

2.	CONVERSION OF NOTE. The parties hereby confirm Buyer’s right to convert the Note, and the accrued interest, in accordance with the terms of the Note. The Conversion Price, as defined in the Note, shall be adjusted, pursuant to the terms of the original Note, to $0.01 per share.

3.	STANDSTILL. During the Third Extended Maturity Date the Buyer will not proceed to judicially enforce any defaults under the Note, provided the Company is in compliance with the terms of this Agreement.

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment and Extension of Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

NEXIEN BIOPHARMA, INC.

By:	Evan Wasoff
Name:	Evan Wasoff
Title:	CFO

BUYER:

RICHARD GREENBERG

By	Richard Greenberg
Dated:	November 9, 2024